Exhibit 99.1

Aclaris Therapeutics Announces Appointment of Vincent Milano to Board of Directors

Wayne, PA –  January 8, 2020 (GLOBE NEWSWIRE) – Aclaris Therapeutics, Inc. (NASDAQ: ACRS), a physician-led biopharmaceutical company focused on immuno-inflammatory diseases, today announced the appointment of Vincent Milano to its board of directors, effective January 7, 2020.

Vincent Milano has served as the President and Chief Executive Officer, and as a member of the board of directors, of Idera Pharmaceuticals, Inc., a publicly held biopharmaceutical company, since December 2014. Prior to joining Idera, between 1996 and 2014, Mr. Milano served in increasingly senior roles at ViroPharma Inc., a pharmaceutical company that was acquired by Shire Plc in 2014, most recently as Chairman, President and Chief Executive Officer from 2008 to 2014. Prior to joining ViroPharma, Mr. Milano served in increasingly senior roles, most recently as a  senior manager, at KPMG LLP, an independent registered public accounting firm, from 1985 to 1996. Mr. Milano also served on the board of directors of ViroPharma from 2008 to 2014,  Spark Therapeutics, Inc. from 2014 to 2019 and Vanda Pharmaceuticals Inc. from 2010 to 2019. Mr. Milano currently serves on the board of directors of VenatoRx Pharmaceuticals, Inc., a private company, and Life Sciences Cares Philadelphia, a non-profit organization. Mr. Milano holds a Bachelor of Science degree in Accounting from Rider College.

“We are pleased to welcome Vin to the Aclaris Board of Directors. His extensive operational and business development experience will be invaluable as we continue to progress our small molecule kinase inhibitor pipeline for immuno-inflammatory diseases,” said Dr. Neal Walker, President and Chief Executive Officer of Aclaris. We look forward to leveraging Vin’s deep experience and leadership to help guide Aclaris as we continue to execute on our new strategic direction.”

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a physician-led biopharmaceutical company committed to addressing the needs of patients with immuno-inflammatory diseases who lack satisfactory treatment options. The company’s diverse and multi-stage portfolio includes one late-stage investigational drug candidate and a pipeline powered by a robust R&D engine exploring protein kinase regulation. For additional information, please visit www.aclaristx.com and follow Aclaris on LinkedIn or Twitter @aclaristx.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "believe," "expect," "may," "plan," "potential," "will," and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include expectations regarding the development of Aclaris’ pipeline. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, Aclaris’ reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2018, the Form 10-Q for the quarter ended September 30, 2019 and other filings Aclaris makes with the U.S. Securities and Exchange Commission from time to time. These documents are available under the "SEC filings” section of the Investors page of Aclaris’ website at http://www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Aclaris Contact

Michael Tung, M.D.

Corporate Strategy/Investor Relations

484-329-2140

mtung@aclaristx.com